Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of RadioShack Corporation (the “Company”) for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph C. Magnacca, Chief Executive Officer of the Company, and John W. Feray, Executive Vice President - Chief Financial Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph C. Magnacca

Joseph C. Magnacca
Chief Executive Officer
March 4, 2014

/s/ John W. Feray

John W. Feray
Executive Vice President - Chief Financial Officer
March 4, 2014

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.